                                 EXHIBIT 10.38

                                FOURTH AMENDMENT
                                       TO
                          LOAN AND SECURITY AGREEMENT
                             AND WAIVER OF DEFAULTS


     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS (the "Amendment") is dated as of April 1, 1998, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender"), a Delaware corporation with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and NATIONAL HOME CENTERS, INC. ("Borrower"), an Arkansas corporation, with offices at P. 0. Box 789, Highway 265 North, Springdale, Arkansas 72765.

     WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement dated as of December 19, 1995 (as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of May 20, 1996, (ii) that certain Second Amendment to Loan and Security Agreement dated as of April 30, 1997, and (iii) that certain Third Amendment to Loan and Security Agreement dated as of February 23, 1998, the "Agreement");

     WHEREAS, three Events of Default have occurred under the Agreement;

     WHEREAS, the Borrower desires that the Lender waive the Events of Default and amend the Agreement in certain respects; and

     WHEREAS, the Lender is willing to waive the Events of Default and amend the Agreement subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. Definition of " Availability". The definition of "Availability, is hereby amended in its entirety to read as follows:

     "Availability" means at any time the lesser of:

          A.   The Maximum Revolving Center Line or

          B.   The sum of

               (1) up to eighty-five percent (85%) of the value of Eligible
                   Accounts, plus

               (2) the lesser of

                   (a) (i) $14,000,000 through May 31, 1998 and (ii)
                   $12,500,000 from June 1, 1998 until the Stated Termination Date; or

                   (b)  the Inventory Advance Rate.

provided, however, that at all times Availability shall be reduced by the sum of:

     (i)   the unpaid balance of Revolving Loans at that time;

     (ii) the aggregate undrawn face amount of all outstanding Letters or Credit and the aggregate outstanding amount of all acceptances which the Lender has, or has caused to be, issued or obtained for the Borrower's account;

     (iii) reserves for accrued interest on the Revolving Loans;

     (iv)  the Environmental Compliance Reserve;

     (v) reserves, to be established at Lender's sole discretion, for the accounts payable to any supplier of consigned and floor-planned Inventory;

     (vi)  the ACH Settlement Risk Reserve; and

     (vii) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, any amounts which the Lender may be obligated to pay in the future for the account the Borrower."

     Section 1.03. Definition of "Maximum Revolving Credit Line". The definition of "Maximum Revolving Credit Line" is hereby amended in its entirety to read as follows:

     "Maximum Revolving Credit Line" means Twenty-Five Million and No/100 Dollars ($25,000,000.00) through December 31, 1998 and Twenty Million Dollars ($20,000,000.00) thereafter.

     Section 1.04. Article I of the Agreement is amended by the addition of the following definitions:

     "EBITDA" means, with respect to the Borrower and its Subsidiaries, their earnings (without taking into account any gain or loss from the sale of assets) before taking into account interest, taxes, depreciation and amortization.

     "Fayetteville Real Property" means Borrower's Real Property located at 675 East Joyce, Fayetteville, Arkansas 72703, which Borrower intends to sell for at least $6,000,000.

                                   ARTICLE II

                                   AMENDMENTS

     Section 2.01. Amendment to Section 3.1(a) of the Agreement. Section 3.1(a) of the Agreement is hereby amended in its entirety to read as follows:

     "3.1.(a) Interest Rates. Except as otherwise provided herein, effective as of February 1, 1998, the Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a fluctuating per annum rate (the "Applicable Interest Rate") equal to the Reference Rate plus one and one-half percent (1.50%) prior to the sale of the Fayetteville Real Property and one and one quarter percent (1.25%) thereafter. Each change in the Reference Rate shall be reflected in the interest rate described above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed and will be payable in arrears on the first day of each month hereafter."

     The remaining sections of Section 3. 1 are unchanged.

     Section 2.02. Amendment to Section 9. 18 of the Agreement. Section 9.18 of the Agreement is hereby amended in its entirety to read as follows:

     "9.18. Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries (other than Capital Expenditures used directly for the acquisition of additional stores to the extent permitted by Section 9.22) during any Fiscal Year would exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00)."

     Section 2.02. Amendment to Section 9.19 of the Agreement. Section 9.19 of the Agreement is hereby amended in its entirety to read as follows:

     "9.19 EBITDA. The Borrower and its Subsidiaries on a consolidated basis will not permit EBITDA to be less than the following amounts at the end of the Periods specified below:

              PERIODS                               AMOUNTS
              -------                               -------

One Fiscal Quarter ending 4/30/98                  $   75,000

Two Fiscal Quarters ending 7/31/98                 $1,500,000

Three Fiscal Quarters ending 10/31/98              $2,270,000

Four Fiscal Quarters ending 01/31/99               $2,860,000

One Fiscal Quarter ending 04/30/99                 $  300,000

Two Fiscal Quarters ending 07/3/99                 $2,600,000

              PERIODS                               AMOUNTS
              -------                               -------

Three Fiscal Quarters ending 10/31/99              $4,400,000

Four Fiscal Quarters ending 01/31/00               $4,900,000"

     Section 2.04. Amendment to Section 9.20 of the Agreement. Section 9.20 of the Agreement is hereby amended in its entirety to read as follows:

     "9.20 Minimum Adjusted Tangible Net Worth. The Borrower and its Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth to be less than the following amounts during the Periods specified below as determined as of the last day of each month during such Period:

              PERIOD                                      AMOUNTS
        02/27/98 - 03/31/98                             $ 10,700,000
        04/01/98 - 06/30/98                             $ 10,640,000
        07/01/98 - 09/30/98                             $ 10,760,000
        10/01/98 - 12/31/98                             $ 10,970,000
        01/01/99 - 03/31/99                             $  9,960,000
        04/01/99 - 06/30/99                             $  9,200,000
        07/01/99 - 09/30/99                             $  9,800,000
        10/01/99 - 12/31/99                             $11,200,000"

     Section 2.05. Amendment to Section 9.21 of the Agreement. Section 9.21 of the Agreement is hereby extended in its entirety to read as follows:

     9.2 1. Minimum Availability. The Borrower will maintain on a daily basis unused Availability (after taking into account all outstanding Revolving Loans and issued but underdrawn Letters of Credit) of at least (i) $350,000 prior to the sale of the Fayetteville Real Property and (ii) $500,000 following the sale of the Fayetteville Real Property.

     Section 2.06. Amendment to Article 12. The first sentence of Article 12 is hereby revised to read as follows:

          "The initial term of this Agreement shall terminate on December 20, 1999 (the "Stated Termination Date")."

          All other provisions of Article 12 remain unchanged.

                                  ARTICLE III

                                    WAIVERS

     Section 3.01. Waiver of Events of Default.

          (a) The Lender hereby waives the following Events of Default: (i) Borrower's Minimum Interest Coverage Ratio for the Fiscal Year ending January 31, 1998 was less than 1.00 to 1.0, in breach of Section 9.19 of the Loan Agreement; (ii) Borrower's Minimum Adjusted Tangible Net Worth for the Fiscal Year ending January 31, 1999 was less than $24,484,000, in breach of Section 9.20 of the Loan Agreement, and (iii) Borrower's Debt to Adjusted Tangible Net Worth Ratio for the Fiscal Quarter ending January 31, 1998 was greater than 3.0 to 1 in breach of Section 9.21 of the Loan Agreement.

          (b) The foregoing waiver is only applicable to and shall only be effective to the extent described above. The waiver is limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power, or remedy of the Lender under the Loan Agreement, or (iii) a waiver of any other Event of Default or Event which may exist under the Loan Agreement.



                                   ARTICLE IV

                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.



                                   ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.01. Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

               (i) Company General Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement, and (E) other matters;

               (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

               (iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

          (c) Borrower shall have paid to Lender the amount of $60,000 as an accommodation fee.


                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08. Heading. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortuous interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first above written.

                                       "BORROWER"



ATTEST:                                NATIONAL HOME CENTERS, INC.



                                       By:
----------------------------------        --------------------------------------
Secretary                              Name:
(Corporate Seal)                            ------------------------------------
                                       Title:
                                             -----------------------------------


     AGREED AND ACCEPTED as of the date first written above.

                                       "LENDER"

                                       BANKAMERICA BUSINESS CREDIT, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------